UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8895	33-0091377
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806

(Address of principal executive offices)

Registrant’s telephone number, including area code (562) 733-5100

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Health Care Property Investors, Inc. (“HCP”) is re-issuing its historical financial statements to reflect additional properties in discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). During the six months ended June 30, 2006, HCP classified seven additional properties as held for sale in accordance with FAS 144 and has reported revenue, expenses and net gains from the sale of these properties as discontinued operations for each period presented. Under guidance of the Securities and Exchange Commission (“SEC”), the same reclassification as discontinued operations required by FAS 144 following the sale of a property or a property designated as held for sale is required for previously issued annual financial statements for each of the three most recent fiscal years, if those financials are incorporated by reference in a subsequent registration statement filed with the SEC made the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on HCP’s reported net income available to common shareholders.

Accordingly, this Current Report on Form 8-K updates Items 6, 7 and 8 of HCP’s 2005 Annual Report on Form 10-K to reflect the additional properties classified as held for sale during the six months ended June 30, 2006. The information contained in this Current Report on Form 8-K is presented as of December 31, 2005. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: September 7, 2006	By:	/s/ EDWARD J. HENNING
Edward J. Henning
Senior Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data
Management’s Discussion and Analysis of Financial Condition and Results of Operations Financial Statements